                                                                 EXHIBIT m(1)(a)
                           SECOND AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM EQUITY FUNDS
               (CLASS A SHARES, CLASS C SHARES AND CLASS R SHARES)


        SECTION 1. AIM Equity Funds, a Delaware business trust (the "Fund"), on behalf of the series of shares of beneficial interest set forth in Schedule A to this plan (the "Portfolios"), may act as a distributor of the Class A Shares, Class C Shares and Class R Shares, of such Portfolios as described in Schedule A to this plan (the "Shares") of which the Fund is the issuer, pursuant to Rule12b-1 under the Investment Company Act of 1940 (the "1940 Act"), according to the terms of this Distribution Plan (the "Plan").

        SECTION 2. The Fund may incur as a distributor of the Shares, expenses at the rates set forth in Schedule A per annum of the average daily net assets of the Fund attributable to the Shares, subject to any applicable limitations imposed from time to time by applicable rules of the National Association of Securities Dealers, Inc.

        SECTION 3. Amounts set forth in Schedule A may be expended when and if authorized in advance by the Fund's Board of Trustees. Such amounts may be used to finance any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, expenses of organizing and conducting sales seminars, advertising programs, finders fees, printing of prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, supplemental payments to dealers and other institutions as asset-based sales charges. Amounts set forth in Schedule A may also be used to finance payments of service fees under a shareholder service arrangement to be established by A I M Distributors, Inc. ("Distributors") as the Fund's distributor in accordance with Section 4, and the costs of administering the Plan. To the extent that amounts paid hereunder are not used specifically to reimburse Distributors for any such expense, such amounts may be treated as compensation for Distributors' distribution-related services. All amounts expended pursuant to the Plan shall be paid to Distributors and are the legal obligation of the Fund and not of Distributors. That portion of the amounts paid under the Plan that is not paid to, or paid or advanced by Distributors to dealers or other institutions, for providing personal continuing shareholder service as a service fee pursuant to Section 4 shall be deemed an asset-based sales charge. No provision of this Plan shall be interpreted to prohibit any payments by the Fund during periods when the Fund has suspended or otherwise limited sales.

        SECTION 4.

                  (a) Amounts expended by the Fund under the Plan shall be used in part for the implementation by Distributors of shareholder service arrangements. The maximum service fee paid to any service provider shall be twenty-five one-hundredths of one percent (0.25%), or such lower rate for the Portfolio as is specified on Schedule A, per annum of the average daily net assets of the Fund attributable to the Shares owned by the customers of such service provider.

                  (b) Pursuant to this program, Distributors may enter into agreements substantially in the form attached hereto as Exhibit A ("Service Agreements") with such broker-dealers ("Dealers") as may be selected from time to time by Distributors for the provision of distribution-related personal shareholder services in connection with the sale of Shares to the Dealers' clients and customers ("Customers") to Customers who may from time to time directly or beneficially own Shares. The distribution-related personal continuing shareholder services to be rendered by Dealers under the Service Agreements may include, but shall not be limited to, the following: (I) distributing sales literature; (ii) answering routine Customer inquiries concerning the Fund and the Shares; (iii) assisting Customers in changing dividend options, account designations and addresses, and in enrolling into any of several retirement plans offered in connection with the purchase of Shares; (iv) assisting in the establishment and maintenance of customer accounts and records, and in the processing of purchase and redemption transactions; (v) investing dividends and capital gains distributions automatically in Shares; and (vi) providing such other information and services as the Fund or the Customer may reasonably request.

                  (c) Distributors may also enter into Bank Shareholder Service Agreements substantially in the form attached hereto as Exhibit B ("Bank Agreements") with selected banks acting in an agency capacity for their customers ("Banks"). Banks acting in such capacity will provide some or all of the shareholder services to their customers as set forth in the Bank Agreements from time to time.

                  (d) Distributors may also enter into Variable Group Annuity Contractholder Service Agreements substantially in the form attached hereto as Exhibit C ("Variable Contract Agreements") with selected insurance companies ("Companies") offering variable annuity contracts to employers as funding vehicles for retirement plans qualified under
         Section 401(a) of the Internal Revenue Code, where amounts contributed under such plans are invested pursuant to such variable annuity contracts in Shares of the Fund. The Companies receiving payments under such Variable Contract Agreements will provide specialized services to contractholders and plan participants, as set forth in the Variable Contract Agreements from time to time.

                  (e) Distributors may also enter into Agency Pricing Agreements substantially in the form attached hereto as Exhibit D ("Pricing Agreements") with selected retirement plan service providers acting in an agency capacity for their customers ("Retirement Plan Providers"). Retirement Plan Providers acting in such capacity will provide some or all of the shareholders services to their customers as set forth in the Pricing Agreements from time to time.

                  (f) Distributors may also enter into Shareholder Service Agreements substantially in the form attached hereto as Exhibit E ("Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements") with selected bank trust departments and brokers for bank trust departments. Such bank trust departments and brokers for bank trust departments will provide some or all of the shareholder services to their customers as set forth in the Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements.

                  (g) Distributors, as agent of the Portfolios may also enter into a Shareholder Service Agreement substantially in the form attached hereto as Exhibit F ("Agreement") with Distributors, acting as principal. Distributors, acting as principal will provide some or all of the shareholder services to Portfolio shareholders for which Distributors is the broker of record, as set forth in such Agreement.

        SECTION 5. Any amendment to this Plan that requires the approval of the shareholders of a Class pursuant to Rule 12b-1 under the 1940 Act shall become effective as to such Class upon the approval of such amendment by a "majority of the outstanding voting securities" (as defined in the 1940 Act) of such Class, provided that the Board of Trustees of the Fund has approved such amendment in accordance with the provisions of Section 6 of this Plan.

        SECTION 6. This Plan, any amendment to this Plan and any agreements related to this Plan shall become effective immediately upon the receipt by the Fund of both (a) the affirmative vote of a majority of the Board of Trustees of the Fund, and (b) the affirmative vote of a majority of those trustees of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Dis-interested Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements. Notwithstanding the foregoing, no such amendment that requires the approval of the shareholders of a Class of a Fund shall become effective as to such Class until such amendment has been approved by the shareholders of such Class in accordance with the provisions of Section 5 of this Plan.

        SECTION 7. Unless sooner terminated pursuant to Section 9, this Plan shall continue in effect until June 30, 2003 and thereafter shall continue in effect so long as such continuance is specifically approved, at least annually, in the manner provided for approval of this Plan in Section 6.

        SECTION 8. Distributors shall provide to the Fund's Board of Trustees and the Board of Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

        SECTION 9. This Plan may be terminated at any time by vote of a majority of the Dis-interested Trustees, or by vote of a majority of the outstanding voting securities of the Shares. If this Plan is terminated, the obligation of the Fund to make payments pursuant to this Plan will also cease and the Fund will not be required to make any payments beyond the termination date even with respect to expenses incurred prior to the termination date.

        SECTION 10. Any agreement related to this Plan shall be made in writing, and shall provide:

                  (a) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Dis-interested Trustees or by a vote of the outstanding voting securities of the Fund attributable to the Shares, on not more than sixty (60) days' written notice to any other party to the agreement; and

                  (b) that such agreement shall terminate automatically in the event of its assignment.

        SECTION 11. This Plan may not be amended to increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved in the manner provided in Section 5 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for in Section 6 hereof.

                                       AIM EQUITY FUNDS
                                       (on behalf of its Class A Shares,
                                       Class C Shares and Class R Shares)



Attest: /s/ OFELIA M. MAYO             By: /s/ ROBERT H. GRAHAM
       ---------------------------         ------------------------------
         Assistant Secretary                   President

Effective as of June 21, 2000.

Amended and restated for all Portfolios as of July 1, 2000, and as amended December 28, 2001.

Amended and restated for all Portfolios as of June 3, 2002.

                                   SCHEDULE A
                                       TO
                           SECOND AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM EQUITY FUNDS
               (CLASS A SHARES, CLASS C SHARES AND CLASS R SHARES)

                               (DISTRIBUTION FEE)

        The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio.

                                                                  MINIMUM
                                                                   ASSET
        PORTFOLIO                                                  BASED         MAXIMUM          MAXIMUM
                                                                   SALES         SERVICE         AGGREGATE
        CLASS A SHARES                                            CHARGE           FEE              FEE
        --------------                                            ------         -------         ---------
        AIM Aggressive Growth Fund                                 0.00%          0.25%           0.25%
        AIM Blue Chip Fund                                         0.10%          0.25%           0.35%
        AIM Capital Development Fund                               0.10%          0.25%           0.35%
        AIM Charter Fund                                           0.05%          0.25%           0.30%
        AIM Constellation Fund                                     0.05%          0.25%           0.30%
        AIM Core Strategies Fund                                   0.10%          0.25%           0.35%
        AIM Dent Demographic Trends Fund                           0.10%          0.25%           0.35%
        AIM Emerging Growth Fund                                   0.10%          0.25%           0.35%
        AIM Large Cap Basic Value Fund                             0.10%          0.25%           0.35%
        AIM Large Cap Core Equity Fund                             0.10%          0.25%           0.35%
        AIM Large Cap Growth Fund                                  0.10%          0.25%           0.35%
        AIM Mid Cap Growth Fund                                    0.10%          0.25%           0.35%
        AIM Weingarten Fund                                        0.05%          0.25%           0.30%

--------
* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).


                                                                  MAXIMUM
                                                                   ASSET
                                                                   BASED         MAXIMUM          MAXIMUM
                                                                   SALES         SERVICE         AGGREGATE
        CLASS C SHARES                                            CHARGE           FEE              FEE
        --------------                                            ------         -------         ---------
        AIM Aggressive Growth Fund                                 0.75%          0.25%           1.00%
        AIM Blue Chip Fund                                         0.75%          0.25%           1.00%
        AIM Capital Development Fund                               0.75%          0.25%           1.00%
        AIM Charter Fund                                           0.75%          0.25%           1.00%
        AIM Constellation Fund                                     0.75%          0.25%           1.00%
        AIM Core Strategies Fund                                   0.75%          0.25%           1.00%
        AIM Dent Demographic Trends Fund                           0.75%          0.25%           1.00%
        AIM Emerging Growth Fund                                   0.75%          0.25%           1.00%
        AIM Large Cap Basic Value Fund                             0.75%          0.25%           1.00%
        AIM Large Cap Core Equity Fund                             0.75%          0.25%           1.00%
        AIM Large Cap Growth Fund                                  0.75%          0.25%           1.00%
        AIM Mid Cap Growth Fund                                    0.75%          0.25%           1.00%
        AIM Weingarten Fund                                        0.75%          0.25%           1.00%


                                                                  MAXIMUM
                                                                   ASSET
                                                                   BASED         MAXIMUM          MAXIMUM
                                                                   SALES         SERVICE         AGGREGATE
        CLASS R SHARES                                            CHARGE           FEE              FEE
        --------------                                            ------         -------         ---------
        AIM Aggressive Growth Fund                                 0.25%          0.25%           0.50%
        AIM Blue Chip Fund                                         0.25%          0.25%           0.50%
        AIM Capital Development Fund                               0.25%          0.25%           0.50%
        AIM Charter Fund                                           0.25%          0.25%           0.50%
        AIM Constellation Fund                                     0.25%          0.25%           0.50%
        AIM Large Cap Basic Value Fund                             0.25%          0.25%           0.50%
        AIM Large Cap Growth Fund                                  0.25%          0.25%           0.50%
        AIM Mid Cap Growth Fund                                    0.25%          0.25%           0.50%
        AIM Weingarten Fund                                        0.25%          0.25%           0.50%